UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2007

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As disclosed by the Company in its Current Report on Form 8-K filed on March 21, 2007, on that date the Company entered into a loan arrangement with Broadwood Partners, L.P. ("Broadwood") pursuant to a Promissory Note (the "Note") between the Company and Broadwood pursuant to which Broadwood loaned $4 million to the Company. As additional consideration for the loan the Company also entered into a Warrant Agreement (the "Warrant Agreement") with Broadwood granting the right to purchase up to 70,000 shares of Common Stock at an exercise price of $6, exercisable for a period of six years. The Note also provides that so long as a principal balance remains outstanding on the Note the Company will grant additional warrants each quarter ("Quarterly Warrants") on the same terms as the Warrant Agreement. The Note funded in full on March 22, 2007.

This Report is being filed to provide additional information regarding the private placement of unregistered securities in the form of warrants to purchase Common Stock deemed to take place pursuant to the Note and the Warrant Agreement as required by Item 3.02 of Form 8-K, and does not reflect any change in the terms of the transaction as previously disclosed on March 21, 2007.

The number of quarterly warrants to be granted is based on a maximum of between 30,000 and 45,000 per quarter, reduced in proportion to the amount of the original $4 million balance that remains outstanding on each quarterly issuance date. The Note may be prepaid by the Company at any time without penalty, at which time the Company will have no further obligation to grant quarterly warrants. If the loan were to remain outstanding in the full principal amount for the full three-year term, a maximum of 445,000 shares of Common Stock would be issuable pursuant to Quarterly Warrants.

The Warrant Agreement was granted as additional consideration for the loan made pursuant to the Note by Broadwood. If granted, the Quarterly Warrants will be granted as additional consideration for the continued extension of the loan. No further consideration will be paid for the Warrant Agreement or Quarterly Warrants.

The Warrant Agreement and the Quarterly Warrants (if any) each provide for an exercise of price of $6 per share of the Common Stock purchasable thereunder. The rights under the Warrant Agreement and any Quarterly Warrant remain exercisable for a term of six years from the date of grant.

The Warrant Agreement and the conditional grant of Quarterly Warrants are intended to be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act") through the exemption available under Section 4(2) of the Act and Rule 506 of Regulation D under the Act. Broadwood is an "accredited investor" within the meaning of Rule 501(a) of Regulation D.

The Warrant Agreement, the Quarterly Warrants and any shares of common stock issuable thereunder ("Warrant Shares") are "restricted securities," as defined in Rule 144(a)(3) under the Act, and accordingly may not be resold by the purchaser without registration under the Act or an available exemption from registration. Under the Warrant Agreement and form of agreement to be used for Quarterly Warrants, the Company will be obligated to file with the Securities and The Note also provides that so long as a principal balance remains outstanding on the Note the Company will grant additional warrants each quarter on the same terms as the Warrant Agreement.

The foregoing summary is not a complete description of the terms of the Note and the Warrant Agreement. The summary is qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibit 10.63 and 10.64 to this Report and are incorporated herein by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

March 27, 2007	By:	/s/ David Bailey

Name: David Bailey
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.64	Warrant Agreement between STAAR Surgical Company and Broadwood Partners, L.P., dated March 21, 2007.
10.63	Promissory Note between STAAR Surgical Company and Broadwood Partners, L.P., dated March 21, 2007.